Mandalay Digital Group Completes Acquisition of mia in Asia Pacific

Acquisition Will Enhance Revenue and Cash Flow

Expands Distribution Channel for Digital Turbine and Enhances Content Offerings and Services

LOS ANGELES – April 12 – Mandalay Digital Group, Inc. (OTC Markets: MNDL) today announced it has closed the acquisition of mia, a leading mobile solutions provider based in Australia. mia has extensive content licenses with major brands, a proprietary content management system and billing integration. Its customers include tier-1 operators such as Vodafone Hutchison Australia, SingTel Optus and Telstra.

“Our acquisition of mia enables us to expand the Digital Turbine footprint into the Asia Pacific region while also allowing us to leverage key synergies between the companies including distribution channels, content, product offerings, services and personnel,” stated Peter Adderton, chief executive officer of Mandalay Digital Group. “mia is a proven company with an established and profitable business model that we expect to add approximately $13 million to Mandalay Digital Group revenues over the next 12 months and enhance our cash flow profile. The acquisition is another example of Mandalay’s strategy of acquiring companies that add both immediate financial growth and further our strategic initiative of creating the preeminent content management platform for OEM, carrier and media partners across the globe.”

The Digital Turbine technology platform allows media companies, mobile carriers and their OEM handset partners to take advantage of multiple mobile operating systems across multiple networks, while maintaining their own branding and personalized, one-to-one relationships with each end-user.

Please see the Current Report on Form 8-K we previously filed today for material information about the purchase consideration, financing terms and other material aspects of the mia transaction. Such Current Report can be accessed through the SEC’s website at www.sec.gov.

About Mandalay Digital Group Mandalay Digital Group is at the convergence of internet media content and mobile communications. It delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the responsible distribution of mobile entertainment. Mandalay Digital is headquartered in Los Angeles and has offices in Europe, Israel and Latin America to support global sales and marketing. For additional information, visit www.mandalaydigital.com.

About mia Founded in 2003, mia enables experiences on connected devices by enabling the delivery of content and applications to multiple devices, across any network, in any format. mia’s Sphere platform enables carriers, media companies and brands to work together, providing the best user experience and lowering the cost of delivery. Today mia facilitates more than 800 live services including being the second largest digital music retailer in Australia. For additional information, visit http://www.mia.com.au/.

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